EXHIBIT 16.1


                   MARK SHERMAN, CPA PROFESSIONAL CORPORATION
                             601 SOUTH RANCHO DRIVE
                                    SUITE D32
                          LAS VEGAS, NEVADA 89107-4827


Phone: (702) 645-6318
Fax: (702) 645-1604
                                                                          Member
                              American Institute of Certified Public Accountants
                                  Nevada Society of Certified Public Accountants


November 15, 2003

Board of Directors
Commercial Evaluations, Inc.
2320 Paseo Del Prado, Bldg B,Suite 206
Las Vegas, NV  89106

To Whom It May Concern:

This letter shall serve as my resignation as independent public accountant of Commercial Evaluations, Inc. as of today. I disclaim any opinion with respect to any information from this point on. There are no fee disputes or disagreements with management regarding GAAP or any other matter. I am simply resigning as auditor of record because I will no longer be doing any SEC work due to the high cost of continuing education, mal practice insurance and compliance.



Very Truly Yours,


/s/  Mark Sherman
-----------------------------
     Mark Sherman